Exhibit 10.1

FIRST AMENDMENT TO JOINT DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO JOINT DEVELOPMENT AGREEMENT (hereinafter, the “First Amendment”) is made as of the 24th day of January, 2014, by and between EAGLEFORD ENERGY INC., an Ontario, Canada corporation (“Eagleford”), its wholly-owned subsidiary, EAGLEFORD ENERGY, ZAVALA INC., a Nevada corporation (“Zavala”) and STRATEX  OIL AND GAS HOLDINGS, INC., a Colorado corporation (hereinafter, the “Stratex”).

WHEREAS, Eagleford, Zavala and Stratex are parties to a Joint Development Agreement dated as of December 3, 2013 (the “Development Agreement”), pursuant to which the parties undertook to develop the Matthews Lease described therein (unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Development Agreement); and

WHEREAS, Eagleford, Zavala and Stratex desire to amend the Development Agreement in several respects.

NOW THEREFORE, for and in consideration of the mutual promises contained in the Development Agreement, the benefits to be derived by each party thereunder and hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Amendments.  Upon the execution hereof, the Development Agreement is amended as follows:

(a)        Section 1 of the Development Agreement is amended by deleting the last sentence thereof and substituting the following therefor:

“For purposes of this Agreement, Development Acreage means the entirety of the two thousand six hundred twenty nine (2,629) leasehold acres under the Matthews Lease.”

(b)       Section 2 of the Development Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

“2.       Performance of Initial Operation.  As soon as practicable, but in no event later than March 31, 2014, Stratex shall complete or cause to be completed, either (i) the hydraulic fracturing of the Matthews #1H well (the “1H Completion”) or (ii) the spudding of a new well with a targeted depth in a formation capable of producing hydrocarbons (the “Spudding”).  Either the timely commencement of the 1H Completion or the Spudding shall hereinafter be referred to as the “Initial Operation”.  In the case of the 1H Completion, Stratex shall be responsible for all costs associated with the 1H Completion from this date forward including, but not limited to, any payments required to be made to the lessors pursuant to Paragraphs 2.B(2), 2.C and 2.D of the Matthews Lease.  In exchange for this commitment, Zavala agrees to convey to Stratex (i) an undivided sixty-six and two-thirds percent (66.67%) of 8/8ths working interest in the Matthews Lease, insofar only as the Matthews Lease covers the wellbore for the Matthews #1H Well and all of the oil, gas and other minerals which may be produced therefrom until Payout (as hereinafter defined) and (ii) an undivided fifty percent (50%) of 8/8ths working interest in the Matthews Lease, insofar only as the Matthews Lease covers the wellbore for the Matthews #1H Well and all of the oil, gas and other minerals which may be produced therefrom after Payout.  Solely for purposes of this Section 2, “Payout” shall mean the point in time when Stratex shall have recouped from the proceeds of oil and gas production from the Matthews #1H Well, after deducting (a) severance, production, windfall profit and other taxes payable on such share of production, and (b) lessor's royalties, overriding royalties, and like burdens which burden the Matthews Lease as of the date hereof, an amount equal to the aggregate of all costs incurred by Stratex in performing the 1H Completion.”

(c)        Section 3 of the Development Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

“3.       Grant of Working Interest and Exclusive Development Rights.  Following payment by Stratex of all consideration set forth in Section 4 below, Stratex shall have earned and be entitled to receive, in addition to the interests in the wellbore for the Matthews #1H Well referred to in Section 3 above, an assignment of an undivided fifty percent (50%) of 8/8ths working interest in the Development Acreage.  Immediately following the payment of all such consideration (time being of the essence), Zavala shall execute and deliver to Stratex, an assignment of working interest in the form attached hereto as Exhibit A, which shall be in recordable form for filing in Zavala County.  Eagleford and Zavala expressly agree that from and after the date hereof, Stratex shall have the sole and exclusive right (but not obligation) to propose additional wells to be drilled on the Development Acreage.”

2.             Ratification.   The parties hereto do hereby ADOPT, RATIFY and CONFIRM the Development Agreement and all of its terms and provisions, as amended hereby, and declare the Development Agreement, as so amended to be in full force and effect.

3.             Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

EAGLEFORD ENERGY INC.

By:  /s/ James Cassina
Name:  James Cassina
Title:    Preseident

EAGLEFORD ENERGY ZAVALA INC.

By:  /s/ James Cassina
Name:  James Cassina
Title:  President

STRATEX OIL & GAS HOLDINGS, INC.

By:  /s/ Stephen Funk
Name:  Stephen Funk
Title:  Chief Executive Officer